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                                    Page 11 of 12 Pages

Transaction Schedule
From 08-29-98 to 10-06-98

All transactions were executed on the primary exchange for the Issuer unless otherwise indicated.

                                               Exec.
Date        Acct ID     Trans     Qty          Price
--------    -------     -----     ---------    ---------
09-01-98    bamco       by           15,000    21.8958
09-08-98    bcm         by            5,000    23.9325
09-09-98    bcm         by           16,200    23.4414
09-10-98    bcm         by           43,800    21.6926
09-11-98    bcm         by           20,000    21.3750
09-11-98    bcm         by           11,200    21.3750
09-11-98    bcm         by           10,000    21.3750
09-14-98    bamco       by           10,000    21.3750
09-15-98    bcm         by            8,400    20.5000
09-25-98    bcm         by              700    20.6875
10-01-98    bamco       by           25,000    19.8125
10-01-98    bamco       by              250    19.8125
10-02-98    bamco       by           80,000    19.6250
10-02-98    bamco       by           25,000    19.8125
10-02-98    bamco       by          182,600    19.8222
10-05-98    bamco       by           43,500    19.5262
10-05-98    bcm         by           10,000    19.5262
10-06-98    bamco       by            6,700    19.7500
10-06-98    bamco       by           14,300    19.5935
10-06-98    bcm         by           14,300    19.7500